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J.P.Morgan

J.P.Morgan

AMENDMENT NO. 2, dated as of December         , 2023 (the "Amendment"), to the Second Amended and Restated Deposit Agreement dated as of February 13, 2015, as previously amended as of August 4, 2020 (as so previously amended, the "Deposit Agreement") among SANOFI, a société anonyme organized under the laws of The Republic of France, and its successors (herein called the “Company”), JPMORGAN CHASE BANK, N.A., as depositary hereunder (herein called the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and the Receipts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND AMERICAN DEPOSITARY RECEIPTS

SECTION 2.01. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement as further amended by this Amendment.

SECTION 2.02. Section 1.2 of the Deposit Agreement is amended by inserting the following at the conclusion thereof:

A Beneficial Owner need not be the Owner of the Receipt evidencing such American Depositary Shares. If a Beneficial Owner of American Depositary Shares is not an Owner, it must rely on the Owner of the Receipt(s) evidencing such American Depositary Shares in order to assert any rights or receive any benefits under this Deposit Agreement. The arrangements between a Beneficial Owner of American Depositary Shares and the Owner of the corresponding Receipts may affect the Beneficial Owner's ability to exercise any rights it may have.

J.P.Morgan

SECTION 2.03. All references in the Deposit Agreement to “this Agreement” are amended to refer to “this Deposit Agreement”.

SECTION 2.04. The address of the Depositary set forth in Section 1.8 of the Deposit Agreement is amended to read “383 Madison Avenue, 11th Floor, New York, New York 10179”.

SECTION 2.05. The second sentence of Section 2.1 of the Deposit Agreement is amended to read as follows:

No definitive Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary.

SECTION 2.06. The proviso set forth in the last paragraph of Section 2.1 of the Deposit Agreement is amended to read as follows:

provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement or any Receipt to any Beneficial Owner, unless such Beneficial Owner is the Owner thereof.

SECTION 2.07. The second sentence of Section 2.3 of the Deposit Agreement is amended to read as follows:

Such notification shall be made by letter, first class airmail postage prepaid, or by SWIFT, facsimile transmission or any other method of communication as may be agreed by the Custodian and the Depositary.

SECTION 2.08. The reference to “fees” in the first sentence of Section 2.5 of the Deposit Agreement is amended to read “fees, charges and expenses”.

SECTION 2.09. The last sentence of the penultimate paragraph of Section 2.5 of the Deposit Agreement is amended to read as follows:

Such direction shall be given by letter, first class airmail postage prepaid, or by SWIFT, facsimile transmission or any other method of communication as may be agreed by the Custodian and the Depositary.

J.P.Morgan

SECTION 2.10. The last sentence of Section 3.2 of the Deposit Agreement is amended to read as follows:

Each Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained which obligations shall survive any transfer or surrender of American Depositary Shares or the termination of the Deposit Agreement.

SECTION 2.11. Section 4.2 of the Deposit Agreement is amended by inserting the following immediately after “accomplishing such distribution” contained therein:

(including, without limitation, through the distribution of sponsored or unsponsored American depositary shares representing such securities; subject, in each case to the fees, charges and expenses set forth herein and in the terms of such American depositary shares)

SECTION 2.12. Subsection (a)(iii) of Section 4.6 of the Deposit Agreement is amended to read as follows:

(iii) responsible for any fee, charge or expense assessed or incurred by the Depositary pursuant to this Deposit Agreement,

SECTION 2.13. The first sentence of Section 5.2 of the Deposit Agreement is amended to read as follows:

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of France, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, or by reason of any provision, present or future, of the statuts of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restriction, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing, or performing any act or thing that by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective officers, directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable).

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SECTION 2.14. The ninth and tenth paragraphs of Section 5.3 of the Deposit Agreement are amended to read as follows:

The Depositary shall not be liable for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Company shall not (a) be liable to Owners for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise and (b) be responsible to Owners for, and shall incur no liability to Owners in connection with or arising from, the insolvency of any Custodian.. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the "Disclosures" page (or successor page) of adr.com, the location and contents of which the Depositary shall be solely responsible for.

J.P.Morgan

SECTION 2.15. The last sentence of the antepenultimate paragraph of Section 5.3 of the Deposit Agreement is deleted.

SECTION 2.16. The second paragraph of Section 5.8 of the Deposit Agreement is amended to read as follows:

The indemnities set forth in the preceding paragraph shall also apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not substantively changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading. The indemnities provided in the preceding paragraph shall apply to any such liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

SECTION 2.17. Section 5.9 of the Deposit Agreement is amended to read as follows:

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

J.P.Morgan

The following fees, charges and expenses shall also be incurred by the Owners, the Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares and/or to whom American Depositary Shares are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Section 4.3 or 4.4), whichever is applicable:

(i)        a fee of up to U.S.$0.05 per American Depositary Share held for any Cash distribution made, or for any elective cash/stock dividend offered, pursuant to this Deposit Agreement,

(ii)        a fee of up to U.S.$0.05 per American Depositary Share held for the direct or indirect distribution of securities (other than American Depositary Shares or rights to purchase additional American Depositary Shares pursuant to Section 4.3 or 4.4 hereof) or the net cash proceeds from the public or private sale of any such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the Depositary, the Company and/or any third party (which fee may be assessed against Owners as of a record date set by the Depositary),

(iii) an aggregate fee of U.S.$0.05 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions),

(iv) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the deposit of Shares and/or the execution and delivery of Receipts pursuant to Section 2.2, 2.3, 4.3 or 4.4 , the reduction of American Depositary Shares and the surrender of Receipts pursuant to Section 2.5 or 6.2,

(v) an amount for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).

J.P.Morgan

The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)       stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares);

(ii)       a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com") and any applicable delivery expenses (which are payable by such persons or Owners); and

(iii)       transfer or registration expenses for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities).

The above-referenced charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to a deposit to pay any charge owing.

Additionally, to facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

J.P.Morgan

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Owners or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Owners and Beneficial Owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

J.P.Morgan

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Receipt program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 2.18. The second sentence of Section 6.1 of the Deposit Agreement is amended to read as follows:

Any amendment that shall impose or increase any fees on a per American Depositary Share basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, the transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) described in Section 5.9 hereof, applicable delivery expenses or other such fees, charges or expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts.

SECTION 2.19. The body of Section 7.2 of the Deposit Agreement is amended to read as follows:

This Deposit Agreement is for the exclusive benefit of the Company, the Depositary and the Owners and their respective successors hereunder, and, except to the extent specifically set forth in Section 5.8 of this Deposit Agreement, shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

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SECTION 2.20. Section 7.5 of the Deposit Agreement is amended to read as follows:

Notice to the Depositary or the Company shall be deemed given when first received by it at the address or by electronic transmission to the e-mail address set forth below, respectively, or at such other address or email address provided by the Depositary or the Company to the other, respectively, in the same manner as notices are required to be provided in this Section 7.5.:

(a)	Sanofi 46 avenue de la Grande Armée 75017 Paris, France[1] Attention: General Counsel E-mail Address: Global_Generalcounsel@sanofi.com

(b)	JPMorgan Chase Bank, N.A. 383 Madison Avenue, Floor 11 New York, New York 10179 Attention: Depositary Receipts Group E-mail Address: DR_Global_CSM@jpmorgan.com

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records) to the email address set forth above, notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason. Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or electronic transmission. Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the Beneficial Owners of American Depositary Shares held by such other Owners. The Depositary's only notification obligations under this Deposit Agreement and the Receipts shall be to Owners. Notice to an Owner shall be deemed, for all purposes of this Deposit Agreement and the Receipts, to constitute notice to any and all Beneficial Owners of the American Depositary Shares evidenced by such Owner's Receipts

SECTION 2.21. Section 7.6 of the Deposit Agreement is amended to read as follows:

The Company irrevocably agrees that any legal suit, action or proceeding against or involving the Company brought by the Depositary arising out of or based upon this Deposit Agreement, the American Depositary Shares, the Receipts or the transactions contemplated herein, therein, hereby or thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against or involving the Depositary brought by the Company, arising out of or based upon this Deposit Agreement, the American Depositary Shares, the Receipts or the transactions contemplated herein, therein, hereby or thereby, may be instituted only in a state or federal court in New York, New York.

1 or any other place to which the Company may have transferred its principal office as notified to the Depositary in writing from time to time

J.P.Morgan

The Company hereby irrevocably designates and appoints Sanofi-Aventis, U.S. LLC, 55 Corporate Drive Bridgewater, New Jersey 08807, as the Company's authorized agent (the “Authorized Agent”)upon which process may be served in any suit, action or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement or the transactions contemplated herein, therein, hereby or thereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Owner, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Subject to the Company's rights to replace the Authorized Agent with another entity in the manner required were the Authorized Agent to have resigned, such appointment shall be irrevocable.

The Company agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment or award rendered in any suit, action or proceeding based thereon. If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process, summons, notices, papers and documents in New York, the Company shall promptly appoint a successor that is a legal entity with offices in New York, New York, so as to serve and will promptly advise the Depositary thereof.. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

J.P.Morgan

By holding a Receipt or an American Depositary Share or an interest therein, Owners and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary brought by Owners or Beneficial Owners, arising out of or based upon this Deposit Agreement, the American Depositary Shares, the Receipts or the transactions contemplated herein, therein, hereby or thereby, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).

By holding or owning a Receipt or American Depositary Shares or an interest therein, Owners and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Owners or Beneficial Owners brought by the Company or the Depositary, arising out of or based upon this Deposit Agreement, the American Depositary Shares, the Receipts or the transactions contemplated herein, therein, hereby or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning a Receipt or American Depositary Share or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

J.P.Morgan

SECTION 2.22. Section 7.8 of the Deposit Agreement is amended by inserting the following at the conclusion thereof:

No provision of this Deposit Agreement or any Receipt is intended to constitute a waiver or limitation of any rights that an Owner or any Beneficial Owner may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

SECTION 2.23. The form of American Depositary Receipt, and all outstanding American Depositary Receipts, in each case reflecting the amendments set forth in this Article II, are amended and restated to read as set forth in Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in France, nor does any stamp or similar tax or governmental charge need to be paid in France on or in respect of such agreements.

J.P.Morgan

ARTICLE IV

MISCELLANEOUS

Other than as set forth herein, nothing in this Amendment shall affect any of the respective rights and obligations of any of the parties hereto under the Deposit Agreement. By executing this Amendment, the parties hereto ratify and confirm the terms of the Deposit Agreement, as modified by the terms of this Amendment. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. If there shall be any conflict in the terms and conditions of the Deposit Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and be binding. This Amendment will be construed, regulated and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The jurisdictional provisions of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof applicable hereto.

If any court of competent jurisdiction holds any provision of this Amendment invalid or unenforceable, the other provisions of the Deposit Agreement as amended hereby will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Amendment, together with the Deposit Agreement as amended hereby, contains the entire agreement of the parties with respect to its subject matter and supersedes all existing and all other communications (oral, written or in any other form) between the parties hereto concerning this subject matter. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

J.P.Morgan

IN WITNESS WHEREOF, SANOFI and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 2 to Deposit Agreement as of the day and year first above set forth and all holders of American Depositary Receipts shall become parties hereto.

SANOFI

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:	Gregory A. Levendis
Title:	Executive Director

J.P.Morgan

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

[FORM OF FACE OF RECEIPT]

___________________________________

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one-half of one (½) deposited Share)

JPMORGAN CHASE BANK, N.A.

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES,

NOMINAL VALUE OF Є2 EACH OF

SANOFI

(ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF FRANCE)

JPMorgan Chase Bank, N.A., as depositary (hereinafter called the "Depositary"), hereby certifies that __________________________________________, or registered assigns IS THE OWNER OF _____________________________ AMERICAN DEPOSITARY SHARES representing deposited ordinary shares (herein called "Shares") of Sanofi, a société anonyme, organized under the laws of the Republic of France (herein called the "Company"). At the date hereof, each American Depositary Share represents one-half of one (½) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Paris, France office of BNP Paribas (herein called the "Custodian").

THE DEPOSITARY'S OFFICE IS LOCATED AT

383 MADISON AVENUE, FLOOR 11, NEW YORK, NEW YORK 10179

1.       THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the second amended and restated deposit agreement, dated as of February 13, 2015, as hereinafter amended (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian.

J.P.Morgan

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

Deposited Securities are not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in Deposited Securities is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the American Depositary Shares representing such Deposited Securities.

2.       SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Depositary's Office of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or its agent for registration and transfer of Shares in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form and the delivery of any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Depositary's Office, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Depositary's Office shall be at the risk and expense of the Owner hereof.

3.       TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

J.P.Morgan

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt or the Company’s statuts, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.       LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary and by holding or having held a Receipt or interest in American Depositary Shares the Owner and all prior Owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency. Each Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained which obligations shall survive any transfer or surrender of American Depositary Shares or the termination of the Deposit Agreement.

5.       WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, subscribed, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

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6.       FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Republic of France that is then performing the function of the regulation of currency exchange.

7.       CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following fees, charges and expenses shall also be incurred by the Owners, the Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares and/or to whom American Depositary Shares are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Section 4.3 or 4.4), whichever is applicable:

(i)	a fee of up to U.S.$0.05 per American Depositary Share held for any Cash distribution made, or for any elective cash/stock dividend offered, pursuant to this Deposit Agreement,

(ii)	a fee of up to U.S.$0.05 per American Depositary Share held for the direct or indirect distribution of securities (other than American Depositary Shares or rights to purchase additional American Depositary Shares pursuant to Section 4.3 or 4.4 hereof) or the net cash proceeds from the public or private sale of any such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the Depositary, the Company and/or any third party (which fee may be assessed against Owners as of a record date set by the Depositary),

J.P.Morgan

(iii)	an aggregate fee of U.S.$0.05 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions),

(iv)	a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the deposit of Shares and/or the execution and delivery of Receipts pursuant to Section 2.2, 2.3, 4.3 or 4.4 , the reduction of American Depositary Shares and the surrender of Receipts pursuant to Section 2.5 or 6.2,

(v)	an amount for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).

The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)	stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares);

(ii)	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com") and any applicable delivery expenses (which are payable by such persons or Owners); and

(iii)	transfer or registration expenses for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities).

J.P.Morgan

The above-referenced charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to a deposit to pay any charge owing.

Additionally, to facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Owners or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

J.P.Morgan

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Owners and Beneficial Owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Receipt program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

8.       CERTAIN RIGHTS AND OBLIGATIONS.

If a Beneficial Owner of American Depositary Shares is not an Owner, it must rely on the Owner of the Receipt(s) evidencing such American Depositary Shares in order to assert any rights or receive any benefits under the Deposit Agreement. The arrangements between a Beneficial Owner of American Depositary Shares and the Owner of the corresponding Receipts may affect the Beneficial Owner's ability to exercise any rights it may have.

9.       TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.       VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary.

11.       REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, NE, Washington, DC 20549.

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The Depositary will make available for inspection by Owners of Receipts at the Depositary's Office any reports and communications, including any proxy soliciting material, received from the Company that are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also, upon written request of the Company, send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.       DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute as promptly as practicable the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement and (b) taxes withheld) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto as promptly as practicable, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution (including, without limitation, through the distribution of sponsored or unsponsored American depositary shares representing such securities; subject, in each case to the fees, charges and expenses set forth herein and in the terms of such American depositary shares); provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of, or incurred by, the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant this Article 12 shall be unreasonably delayed by any action of the Depositary.

J.P.Morgan

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement. At the Depositary's discretion, fractional American Depositary Shares may be issued in connection with any distribution under Section 4.3 of the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares (an "Elective Distribution"), the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such Elective Distribution to be made available to Owners. Upon receipt of notice indicating that the Company wishes such Elective Distribution to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such Elective Distribution available to the Owners. The Depositary shall make such Elective Distribution available to Owners only if (i) the Company shall have timely requested that the Elective Distribution is available to Owners of Receipts, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement including, without limitation, any legal opinions and tax memorandums of counsel to the Company in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made by the Company for shareholders in France for which no election is made, either (x) cash upon the terms described in Section 4.1 of the Deposit Agreement or (y) additional American Depositary Shares representing such additional Shares upon the terms described in Section 4.3 of the Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish a record date in the manner described in Section 4.6) and establish procedures to enable Owners to participate in the Elective Distribution. To the extent an Owner shall make an election with respect to an Elective Distribution, such election shall remain in full force and effect until such time as a further election is received from such Owner or the Depositary notifies such Owner that the election previously received ceases to be valid for further Elective Distributions. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Subject to Section 5.9 of the Deposit Agreement, if an Owner elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in Section 4.3 of the Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Owners a method to receive an Elective Distribution in Shares (rather than American Depositary Shares). There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive Elective Distributions on the same terms and conditions as the holders of Shares.

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In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.       RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it reasonably deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will as promptly as practicable make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

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If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall use its reasonable efforts to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available. The Depositary shall allocate the net proceeds of such sales (net of the fees and expenses of, or incurred by, the Depositary as provided in Section 5.9 of the Deposit Agreement and Article 7 hereof, and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.1 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.       CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be subject to the provisions of Section 5.9 of the Deposit Agreement and Article 7 hereof.

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If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or (ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

Further information regarding the conversion of foreign currency into U.S. dollars is set forth in Section 5.9 of the Deposit Agreement and Article 7 hereof each of which are incorporated herein by reference.

15.       RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) responsible for any fee, charge or expense assessed or incurred by the Depositary pursuant to this Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

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16.       VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, distribute to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) a summary in English of such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of French law and of the statuts of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

In accordance with French law and the statuts of the Company, Shares held in registered form that have been registered in the name of the same holder for at least two (2) years will be entitled to double voting rights. Similarly, American Depositary Shares that have been evidenced by Receipts registered in the name of the same Owner for at least two (2) years or more and represent Shares held in registered form that have been registered in the name of the same holder (i.e. the Depositary) for at least two (2) years will be eligible for double voting rights. In order to have double voting rights, each Owner of American Depositary Shares must (i) request in writing that the Depositary hold Shares represented by such American Depositary Shares in registered form and (ii) must hold its Receipts evidencing such American Depositary Shares in registered form for at least two (2) years (i.e., registered in the name of the same holder in the books of the Depositary) during which time such Shares are held in registered form by the Depositary. No other American Depositary Shares will be entitled to double voting rights.

Notwithstanding anything in this Article to the contrary, the Depositary and the Company may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate.

The Depositary will take no action to impair the ability of the Custodian to vote the number of Shares (including the Shares held by the Depositary in registered form) necessary to carry out the instructions of all Owners under this Article.

The Depositary will not be subject to any potential liability arising from voting on the ground that the voting arrangement set forth in the Deposit Agreement violates any French law.

The Depositary will send the notice of any meeting of holders of Shares or other Deposited Securities in the manner and on the terms set out in this Article. There is no guarantee that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable such Owner to return any voting instructions to the Depositary in a timely manner.

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Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

17.       CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.       LIABILITY OF THE COMPANY AND DEPOSITARY; OBLIGATIONS.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of France, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, or by reason of any provision, present or future, of the statuts of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restriction, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing that by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective officers, directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable). Where, by the terms of a distribution pursuant to Section 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

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Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast (provided that any such action or nonaction is in good faith) or for the effect of any such vote.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner(s) or Beneficial Owner(s), any Receipt or Receipts or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts) and subject to the further limitations of Article V thereof, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing at the time of such failure in the jurisdiction in which the Custodian is located.

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The Depositary shall not be liable for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Company shall not (a) be liable to Owners for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise and (b) be responsible to Owners for, and shall incur no liability to Owners in connection with or arising from, the insolvency of any Custodian.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the "Disclosures" page (or successor page) of Receipt.com, the location and contents of which the Depositary shall be solely responsible for.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under Section 5.9 hereof.

The Depositary shall be under no obligation to inform Owners or Beneficial Owners about the requirements of French law, rules or regulations or any changes therein or thereto.

None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or Beneficial Owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and Beneficial Owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

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Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

Neither the Company nor the Depositary nor any of their respective agents shall be liable to Owners or Beneficial Owners for any indirect, special, punitive or consequential damages. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.

19.       RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by ninety (90) days prior written notice of such removal, to become effective upon the later of (i) the ninetieth (90th) day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.       AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by mutual agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect that they may deem necessary or desirable. Any amendment that shall impose or increase any fees on a per American Depositary Share basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, the transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) described in Section 5.9 of the Deposit Agreement, applicable delivery expenses or other such fees, charges or expenses), , or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the U.S. Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

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21.       TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if (A) at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, (B) the Company is bankrupt, in liquidation proceedings or insolvent, (C) the Receipts are delisted from a "national securities exchange" (that has registered with the Commission under Section 6 of the Securities Exchange Act of 1934) and/or the Shares cease to be listed on an internationally recognized securities exchange, (E) the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, (F) there are no Deposited Securities with respect to American Depositary Shares remaining, including if the Deposited Securities are cancelled, or the Deposited Securities have been deemed to have no value, or (G) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities.

Additionally, the Depositary may immediately terminate the Deposit Agreement, without prior notice to the Company, any  Owner or Beneficial Owner or any other person if (A) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (B) the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or (C) required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion.

On and after the date of termination, the Depositary and its agents will perform no further acts under this Deposit Agreement and the Receipts, except to receive and hold (or sell) distributions on Deposited Securities, deliver Deposited Securities being withdrawn and to take such actions as provided in the next two paragraphs, in each case subject to payment to the Depositary of the applicable fees and expenses provided in Section 5.9 hereof.

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After the date of termination, if the Deposited Securities are listed and publicly traded on a securities exchange and the Depositary believes that it is able, permissible and practicable to sell the Deposited Securities without undue effort, then, the Depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the Deposited Securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the Depositary (including, without limitation, cancellation fees), together with any other cash then held by it under this Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the Owners entitled thereto. If the Depositary sells the Deposited Securities, the Depositary shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the Receipts after making such sale, except to account for such net proceeds and other cash.

However, if the Deposited Securities are not listed and publicly traded on a securities exchange after the termination date, or if, for any reason, the Depositary does not sell the Deposited Securities, the Depositary shall use its reasonable efforts to ensure that the American Depositary Shares cease to be DTC eligible and that neither DTC nor any of its nominees shall thereafter be an Owner. At such time as the American Depositary Shares cease to be DTC eligible and/or neither DTC nor any of its nominees is an Owner, to the extent the Company is not, to the Depositary's knowledge, insolvent or in bankruptcy or liquidation, the Depositary shall:

(A)        cancel all outstanding Receipts,

(B)  request DTC to provide the Depositary with information on those holding American Depositary Shares through DTC and, upon receipt thereof, revise the Receipt register to reflect the information provided by DTC,

(C)  instruct its Custodian to deliver all Deposited Securities to the Company, a subsidiary or affiliate or registered office provider of the Company (the subsidiary or affiliate or registered office provider being the "Company Representative") or an independent trust company engaged by the Company (the "Trustee") to hold those Deposited Securities in trust for the beneficial owners of the Receipts if the Company is not permitted to hold any of the Deposited Securities under applicable law and/or the Company has directed the Depositary to deliver such Deposited Securities to a Company Representative or Trustee along with a stock transfer form and/or such other instruments of transfer covering such Deposited Securities as are needed under applicable law, in either case referring to the names set forth on the Receipt register, and

(D)        provide the Company with a copy of the Receipt register (which copy may be sent by email or by any means permitted under the notice provisions of this Deposit Agreement).

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Upon receipt of any instrument of transfer covering such Deposited Securities and the Receipt register, the Company shall deliver to each person reflected on such Receipt register appropriate documentation to effect the transfer to such persons of the Deposited Securities previously represented by the American Depositary Shares evidenced by their Receipts.

To the extent the Depositary reasonably believes that the Company is insolvent, or if the Company is in receivership, has filed for bankruptcy and/or is otherwise in restructuring, administration or liquidation, and in any such case the Deposited Securities are not listed and publicly traded on a securities exchange after the date of termination, or if, for any reason, the Depositary believes it is not able to or cannot practicably sell the Deposited Securities promptly and without undue effort, the Deposited Securities shall be deemed to have no value (and such Owners shall be deemed to have instructed the Depositary that the Deposited Securities have no value). The Depositary may, but shall not be obligated to, and the Owners irrevocably consent and agree that the Depositary may instruct its Custodian to deliver all Deposited Securities to the Company (acting, as applicable by its administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify the Company that the Deposited Shares are surrendered for no consideration. The Company shall, subject to applicable law, promptly accept the surrender of the Deposited Shares for no consideration and deliver to the Depositary a written notice confirming (A) the acceptance of the surrender of the Deposited Securities for no consideration and (B) the cancellation of such Deposited Shares. Promptly after notifying the Company that the Deposited Shares are surrendered for no consideration and irrespective of whether the Company has complied with the immediately preceding sentence, the Depositary shall notify Owners that their American Depositary Shares have been cancelled with no consideration being payable to Owners.

Upon the Depositary's compliance with the provisions of Section 6.2 of the Deposit Agreement, the Depositary and its agents shall be discharged from all, and shall cease to have any, obligations under this Deposit Agreement and the Receipts.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations under this Section 6.2 and its obligations to the Depositary and its agents.

J.P.Morgan

22.       SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

In the Deposit Agreement, the Company has irrevocably designated and appointed Sanofi-Aventis, U.S. LLC, 55 Corporate Drive Bridgewater, New Jersey 08807, as the Company's authorized agent (the “Authorized Agent”)upon which process may be served in any suit, action or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement or the transactions contemplated herein, therein, hereby or thereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Owner, and waived any other requirements of or objections to personal jurisdiction with respect thereto. Subject to the Company's rights to replace the Authorized Agent with another entity in the manner required were the Authorized Agent to have resigned, such appointment shall be irrevocable. The Company has also agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  In the Deposit Agreement the Company has represented and warranted that the Authorized Agent has agreed to act as said agent for service of process, and the Company further agreed to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Deposit Agreement remains in force. The Company further hereby irrevocably consented and agreed to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 of the Deposit Agreement.

By holding a Receipt or an American Depositary Share or an interest therein, Owners and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary brought by Owners or Beneficial Owners, arising out of or based upon the Deposit Agreement, the American Depositary Shares, the Receipts or the transactions contemplated therein, herein, thereby or hereby, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).

By holding or owning a Receipt or American Depositary Shares or an interest therein, Owners and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Owners or Beneficial Owners brought by the Company or the Depositary, arising out of or based upon the Deposit Agreement, the American Depositary Shares, the Receipts or the transactions contemplated therein, herein, thereby or hereby, may be instituted in a state or federal court in New York, New York, and by holding or owning a Receipt or American Depositary Share or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

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23.       APPOINTMENT.

Each Owner and Beneficial Owner of Receipts shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of the Receipts by acceptance thereof. A Beneficial Owner shall only be able to exercise any right or receive any benefit hereunder solely through the Owner of the Receipt(s) evidencing the American Depositary Shares owned by such Beneficial Owner. Each Owner and Beneficial Owner, upon acceptance of any American Depositary Share (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipt(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

24.       WAIVER.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY). No provision of this Deposit Agreement or any Receipt is intended to constitute a waiver or limitation of any rights that an Owner or any Beneficial Owner may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

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